                  PLEASE READ THIS CERTIFICATE CAREFULLY


Annuity benefit payments and other values provided by this certificate, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.


                      RIGHT TO EXAMINE CERTIFICATE

The Owner may cancel this certificate by returning it to the Company or one of its authorized representatives within ten days after receipt. If returned, the Company will refund gross payments.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

Home Office:               Worcester, MA
Principal Office: 440 Lincoln Street, Worcester, Massachusetts  01653

This is a legal certificate between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this certificate is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.


   President                                                  Secretary

           Flexible Payment Deferred Variable and Fixed Annuity
           Annuity Benefit Payments Payable on the Annuity Date
  Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                            Non-Participating

                             TABLE OF CONTENTS


SPECIFICATONS

DEFINITIONS

OWNER, ANNUITANT AND BENEFICIARY

THE ACCUMULATION PHASE

         PAYMENTS

         VALUES

         TRANSFER

         WITHDRAWAL AND SURRENDER

         DEATH BENEFIT

THE PAYOUT PHASE

         ANNUITY BENEFIT

         TRANSFER

         WITHDRAWAL

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

         DEATH OF THE ANNUITANT

         ANNUITY BENEFIT PAYMENT OPTIONS

         ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

         ANNUITY OPTION TABLES

GENERAL PROVISIONS

Form A3030-99GRC                      2

                                  DEFINITIONS

Accumulated Value                   The aggregate value of all accounts in
                                    this certificate before the Annuity Date. As long as the Accumulated Value is greater than zero, the certificate will stay in effect.

Accumulation Unit                   A measure used to calculate the value
                                    of a Sub-Account before annuity benefit
                                    payments begin.

Annuitant                           On and after the Annuity Date, the person
                                    upon whose continuation of life annuity
                                    benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include joint Annuitants.

Annuity Date                        The date annuity benefit payments
                                    begin. The Annuity Date is shown on the
                                    Specifications page.

Annuity Unit                        A measure used to calculate annuity
                                    benefit payments under a variable annuity option.

Beneficiary                         The person, persons or entity entitled to
                                    the Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity
                                    Date.

Certificate Year                    A one-year period based on the issue date or
                                    an anniversary thereof.

Company                             First Allmerica Financial Life Insurance
                                    Company.

Effective Valuation Date            The Valuation Date on or immediately
                                    following the day a payment, request for transfer, withdrawal or surrender, or proof of death is received at the Principal
                                    Office.

Fixed Account                       The part of the Company's General Account
                                    to which all or a portion of a Payment or transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                     All assets of the Company that are not
                                    allocated to a Separate Account.

Group Annuity Contract              The Company's Group Annuity Contract No.
                                    A3030-99GRP, owned by the First Allmerica
                                    Financial Life Insurance Group Annuity
                                    Trust.

Guarantee Period                    The number of years that a Guaranteed
                                    Interest Rate may be credited to a Guarantee
                                    Period Account.

Guarantee Period Account            An account which corresponds to a
                                    Guaranteed Interest Rate for a
                                    specified Guarantee Period and is
                                    supported by assets in a Separate
                                    Account. The Owner may only invest
                                    in a Guarantee Period Account prior to the Annuity Date.

Guaranteed Interest Rate            The annual effective rate of interest after
                                    daily compounding credited to a Guarantee
                                    Period Account.

Market Value Adjustment             A positive or negative adjustment to
                                    earnings in a Guarantee Period Account
                                    assessed if any portion of a Guarantee
                                    Period Account is withdrawn or transferred prior to the end of its Guarantee Period.


Form A3030-99GRC                      3

Participant - Owner                 The person, persons or entity entitled to
                                    exercise the rights and privileges under this certificate (herein called the Owner).
                                    Joint Owners are permitted and unless
                                    otherwise indicated, any reference to Owner shall include joint Owners.

Pro Rata                            How a Payment or withdrawal may be
                                    allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received and recorded by the Company.

Separate Account                    A segregated account established by
                                    the Company. The assets in a Separate
                                    Account are not commingled with the
                                    Company's general assets and obligations.
                                    The assets of a Separate Account are not subject to claims arising out of any other business the Company may conduct.

State                               The state or jurisdiction in which the
                                    certificate is issued.

Sub-Account                         A Variable Account subdivision that invests
                                    exclusively in shares of a corresponding
                                    Fund.

Surrender Value                     The amount payable to the Owner on
                                    full surrender after application of any
                                    Market Value Adjustment and Certificate Fee.

Survivor Annuity Benefit            The number of Annuity Units (under a
Percentage                          variable joint life annuitization option)
                                    or the dollar value of the annuity benefit payments (under a fixed joint life annuitization option) paid during the surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The
                                    Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor
                                    Annuity Benefit Percentage is 66 2/3 %. This percentage is only applicable after the death of the first Annuitant.

Valuation Date                      A day the values of all units are
                                    determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period                    The interval between two consecutive
                                    Valuation Dates.

Variable Account                    The Company's Separate Account,
                                    consisting of Sub-Accounts that invest in the underlying Funds.

Form A3030-99GRC                      4

                             OWNER, ANNUITANT AND BENEFICIARY

Owner When the certificate is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this certificate. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid. The Maximum Alternative Annuity Date is based upon the age of the Owner.

                                    The Owner may exercise all rights and
                                    options granted in this certificate or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment                          Prior to the Annuity Date and prior to the
                                    death of an Owner, the Owner may be changed at any time. Only the Owner may assign this certificate. An absolute assignment will transfer ownership to the assignee. This certificate may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment. Additional limitations may exist for certificates issued under provisions of the Internal Revenue Code.

                                    An assignment will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the assignment until such time. When recorded, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was recorded.

                                    The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant                           When the certificate is issued, the
                                    Annuitant will be as shown on the
                                    Specifications page. The Annuitant may be changed in accordance with the terms of this certificate. Prior to the Annuity
                                    Date, an Annuitant may be replaced or
                                    added unless the Owner is a non-natural
                                    person.  At all times there must be at
                                    least one Annuitant.  If the Annuitant
                                    dies and a replacement is not named, the Owner will be considered to be the new
                                    Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death Benefit is not paid unless the Owner is a non-natural person.

                                    A change of Annuitant will take place only when the Company has actually received a Request in writing and recorded the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When recorded, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was recorded.

Form A3030-99GRC                      5

Beneficiary                         The Beneficiary is as named on the
                                    Specifications page unless subsequently
                                    changed.  The Owner may declare any
                                    Beneficiary to be revocable or irrevocable.
                                    A revocable Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant. An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                                    A Beneficiary change must be made in writing in a form acceptable to the Company and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was recorded.

                                    All benefits payable to the Beneficiary
                                    under this certificate will be divided
                                    equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class, then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                                    The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds              To the extent allowed by law,
                                    this certificate and any payments made under it will be exempt from the claims of creditors.

Form A3030-99GRC                      6

                             THE ACCUMULATION PHASE

                                    PAYMENTS

Payments Each Payment is equal to the gross payment less the amount of any applicable premium tax. The Company reserves the right to deduct the amount of the premium tax from the Accumulated Value at a later date rather than when the premium tax liability is first incurred by the Company. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable State law.

Initial Payment                     The Initial Payment is shown on the
                                    Specifications page.

Additional Payments                 Prior to the Annuity Date and
                                    before the death of an Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount (see
                                    Specifications page). Total Payments made may not exceed [$5,000,000] without the Company's consent.

Payment Allocations                 The Initial Payment is allocated
                                    in accordance with the Payment Allocation, shown on the Specifications page. Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment
                                    Allocation is changed by the Owner.

                                    The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company reserves the right to apply that amount to the [money market Sub-Account.]

                                    VALUES

Value of the Variable               The value of a Sub-Account on a Valuation
Account                             Date is determined by multiplying the
                                    Accumulation Units in that Sub-Account by the Accumulation Unit Value as of the Valuation Date.


Form A3030-99GRC                      7

                                    Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit                   The value of a Sub-Account Accumulation Unit
Values                              as of any Valuation Date is determined by
                                    multiplying the value of an Accumulation
                                    Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation
                                    Period.

Net Investment Factor               The Net Investment Factor
                                    measures the investment performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result (which may be positive or negative) from dividing (a) by (b) and subtracting (c) and (d) where:

                                    (a)          is the investment income of a
                                                 Sub-Account for the Valuation
                                                 Period, including realized or
                                                 unrealized capital gains and
                                                 losses during the Valuation
                                                 Period, adjusted for provisions
                                                 made for taxes, if any;
                                    (b)          is the value of that
                                                 Sub-Account's assets at the
                                                 beginning of the Valuation
                                                 Period;
                                    (c)          is the Mortality and Expense
                                                 Risk Charge applicable to the
                                                 current Valuation Period (see
                                                 Specifications page) plus any
                                                 applicable Rider charges; and
                                    (d)          is the Administrative Charge
                                                 applicable to the current
                                                 Valuation Period (see
                                                 Specifications page).

                                    The Company assumes the risk that its actual mortality expense experience may exceed the amounts provided under the certificate. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed                  Amounts allocated to the Fixed Account
Account                             receive interest at rates periodically
                                    set by the Company.  The Company
                                    guarantees that the initial rate of
                                    interest in effect when an amount is
                                    allocated to the Fixed Account will
                                    remain in effect for that amount for
                                    one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account Guaranteed
                                    Interest Rate (see Specifications page).

                                    The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State in which this certificate is delivered.


Form A3030-99GRC                      8

Value of the Guarantee              Amounts allocated to the same Guarantee
Period Accounts                     Period Account on the same day will be
                                    treated as one Guarantee Period Account.
                                    The interest rate in effect when an amount is allocated to a Guarantee Period Account is guaranteed for the duration of the Guarantee Period. Each time the
                                    Guaranteed Interest Rate changes for a
                                    particular Guarantee Period, a new Guarantee
                                    Period Account is established.

                                    The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest                 The Company will periodically set Guaranteed
Rates                               Interest Rates for each available Guarantee
                                    Period. These rates will be guaranteed for the duration of the respective Guarantee
                                    Periods. A Guaranteed Interest Rate will never be less than the Guarantee Period
                                    Account Minimum Interest Rate (see
                                    Specifications page).

Renewal Guarantee                   At least 45 days (but not more than 75 days)
Periods                             prior to the end of a Guarantee Period, the
                                    Company will notify the Owner in writing of the expiration of that Guarantee Period. The
                                    Owner may transfer amounts to the
                                    Sub-Accounts, the Fixed Account or establish a new Guarantee Period Account of any duration then offered by the Company as of the day following the expiration of the Guarantee Period. The transfer will not be subject to a Market Value Adjustment; see
                                    "Market Value Adjustment," page [13].
                                    Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous Guaranteed
                                    Interest Rate. If reallocation instructions are not received at the Principal Office before the end of a Guarantee Period, the Guarantee Period Account value will be automatically applied to a new Guarantee
                                    Period Account with the same Guarantee
                                    Period unless:

                                    (a)          less than the Guarantee Period
                                                 Account Minimum Allocation
                                                 Amount (see Specifications
                                                 page) remains in the Guarantee
                                                 Period Account on its
                                                 expiration date; or
                                    (b)          the Guarantee Period would
                                                 extend beyond the Annuity Date
                                                 or is no longer available.

                                    In such cases, the Guarantee Period Account value will be transferred to the [money market Sub-Account.]

Certificate Fee                     Prior to the Annuity Date on each
                                    certificate anniversary and when the
                                    certificate is surrendered, the Company will deduct a Certificate Fee (see
                                    Specifications page) Pro Rata.


Form A3030-99GRC                      9

                                    TRANSFER

                                    Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Minimum Guarantee Period Account Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company may transfer that amount to the [money market Sub-Account.]

                                    Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                                    There is no charge for the first twelve
                                    transfers per certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                                    By Request, the Owner may elect automatic transfers (Dollar Cost Averaging) of at least $100 on a periodic basis to one or more Sub-accounts from one of the following source Accounts; (1) the Fixed Account; (2) the money market Sub-Account or (3) any additional Sub-Accounts that the Company may offer under its then current rules. Automatic transfers may not be made into the Fixed Account or into an account that is also used as a source Account.

                                    Automatic transfer may be made on a monthly, bi-monthly, quarterly, semi-annual, or annual basis. The first automatic transfer out of the source Account will be treated as one transfer for purposes of the transfer provision regardless of how many Sub-accounts are involved. Any subsequent automatic transfer that are made while this arrangement is in effect during the certificate year will never be treated as a transfer without charge.

                                    (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic transfer and to discontinue the arrangement at any time upon advanced written notice to the Owner.) If an automatic transfer would reduce the balance in the source Account to less than the automatic transfer amount elected, the balance will be transferred proportionately to the chosen Sub-Account(s). Automatic transfers will continue unless the amount in the source Account on the date an automatic transfer is to occur is zero or until the Owner's Request to terminate the arrangement is received at the Principal Office.

                                    By Request, the Owner may elect automatic rebalancing of Sub-Account allocations (automatic Account, Rebalancing) to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually, or annually. The Owner will designate the percentage allocation or amounts invested in each of the Sub-Accounts chosen. On periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first rebalancing transfer will count as one transfer for purposes of the transfer provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request us received at the Principal Office, (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement upon Request to the Owner.)

                                    WITHDRAWAL AND SURRENDER

                                    Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the certificate for its Surrender Value.


Form A3030-99GRC                      10

                                    Any withdrawal must be at least the Minimum
                                    Withdrawal Amount (see Specifications page).
                                    A withdrawal will not be permitted if the Accumulated Value remaining in the certificate would be less than the Minimum Accumulated Value After Withdrawal (see Specifications page). The Request must indicate the dollar amount to be paid and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                                    The Owner may elect an automatic schedule of withdrawals (systematic withdrawals) from amounts in the Sub-Accounts and/or Fixed Account on a monthly, bi-monthly, quarterly, semi-annual or annual basis. The amount of each automatic withdrawal must meet the minimum withdrawal requirements explained in the paragraph above. The Owner may Request a specific dollar amount or a specific percentage of the Accumulated Value and the percentage if this amount to be taken from each designated Sub-Account and/or Fixed Account. The first withdrawal will take place in the later of the 15th day following the issue date, the Effective Valuation Date, or, if later, the date specified by the Owner.

                                    Systematic withdrawals will automatically cease as of the Annuity Date. The Owner may change or terminate the systematic withdrawals by Request to the Principal Office only.

                                    When surrendered, this certificate
                                    terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date.

                                    Amounts taken from the Variable Account will be paid within 7 days of the date a Request is received except that the Company reserves the right to defer surrenders and partial redemptions of amounts in the Variable Account during any period when (1) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission or the Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such suspension, or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account are not reasonably practicable.

                                    Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the receipt date. If deferred for 30 days or more, the amount payable will be credited interest at a rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or the delay is pursuant to New York law.

Form A3030-99GRC                      11

Market Value Adjustment             A transfer, withdrawal or surrender from a
                                    Guarantee Period Account after the
                                    expiration of its Guarantee Period will not be subject to a Market Value Adjustment. A
                                    Market Value Adjustment will apply to all other transfers, withdrawals or surrenders from, a Guarantee Period Account. Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals when calculating the Market
                                    Value Adjustment.  The Market Value
                                    Adjustment will be determined by multiplying the amount taken from each Guarantee Period
                                    Account by the market value factor. The market value factor for each Guarantee
                                    Period Account is equal to:

                                            (1+i) n/365
                                            (1+j)         -1

                                    where:

                                            i - is the Guaranteed Interest Rate
                                            expressed as a decimal (for example:
                                            3% = 0.03) being credited to the
                                            current Guarantee Period;

                                            j - is the new Guaranteed Interest
                                            Rate, expressed as a decimal, for a
                                            Guarantee Period with a duration
                                            equal to the number of years
                                            remaining in the current Guarantee
                                            Period, rounded to the next higher
                                            number of whole years. If that rate
                                            is not available, the Company will
                                            use a suitable rate or index allowed
                                            by the Department of Insurance; and

                                            n - is the number of days remaining
                                            from the Effective Valuation Date to
                                            the end of the current Guarantee
                                            Period.

                                    If the Guaranteed Interest Rate being
                                    credited is lower than the new Guaranteed
                                    Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value. Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value. The Market Value Adjustment will never result in a change to the value more than the interest earned in excess of an amount based on the Guarantee Period Account Minimum Interest Rate (see Specifications page).

Form A3030-99GRC                      12

                                    DEATH BENEFIT

                                    At the death of an Owner prior to the
                                    Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of proof of death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant upon receipt at the Principal Office of proof of death.

Death Benefit                       The Death Benefit will be the greater of:

                                    (a)     the Accumulated Value on the
                                            Effective Valuation Date, increased
                                            by any positive Market Value
                                            Adjustment; or

                                    (b)     the sum of the gross payments made
                                            under this certificate prior to the
                                            date of death, proportionately
                                            reduced to reflect all partial
                                            withdrawals.

                                            For each withdrawal, the
                                            proportionate reduction is
                                            calculated by multiplying the Death
                                            Benefit under the (b) option,
                                            immediately prior to the withdrawal,
                                            by the following:

                                      Amount of the withdrawal
                                      ------------------------
                          Accumulated Value immediately prior to the withdrawal

Payment of the Death                Unless the Owner has specified otherwise,
Benefit                             the Death Benefit will be paid to the
                                    Beneficiary within 7 days of the Effective
                                    Valuation Date. Alternatively, the
                                    Beneficiary may, by a Request in writing, elect to:

                                    (a)     defer distribution of the Death
                                            Benefit for a period no more than 5
                                            years from the date of death; or

                                    (b)     receive distributions over his/her
                                            life expectancy (or over a period
                                            not extending beyond such life
                                            expectancy). Distributions must
                                            begin within one year from the date
                                            of death.

                                    If distribution of the Death Benefit is
                                    deferred under (a) or (b), any value in the Guarantee Period Accounts will be transferred to the [money market Sub-Account]. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the [money market Sub-Account.] The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                                    If the sole Beneficiary is the deceased
                                    Owner's spouse, the Beneficiary may, by
                                    Request in writing, continue the certificate and become the new Owner and Annuitant subject to the following:

                                    (a)     any value in the Guarantee Period
                                            Accounts will be transferred to the
                                            [money market Sub-Account];

                                    (b)     the excess, if any, of the Death
                                            Benefit over the certificate's
                                            Accumulated Value will also be
                                            transferred to the [money market
                                            Sub-Account];

                                    (c)     additional Payments may be made; and

                                    (d)     any subsequent spouse of the new
                                            Owner, if named as the Beneficiary,
                                            may not continue the certificate.


Form A3030-99GRC                      13

                                THE PAYOUT PHASE

                                    ANNUITY BENEFIT

Annuity Options                     Annuity Options are available on a
                                    fixed, variable or combination fixed and variable basis. The Annuity Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with Cash Back option.

                                    The Owner may also elect to have the Death
                                    Benefit applied under any Annuity Option not extending beyond the Beneficiary's life expectancy. Such an election may not be altered by the Beneficiary.

                                    Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity                The Owner must select an Annuity Benefit
Benefit Payments                    Payment Option.  Annuity benefit payments
                                    will be paid monthly or at any other
                                    frequency currently offered by the Company.
                                    If the first payment would be less than the Minimum Annuity Benefit Payment (see
                                    Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, the Company may require from time to time satisfactory proof that the Annuitant is alive.

Annuity Benefit                     In the case of a variable annuity option,
Payment Change Frequency            the Owner must select an Annuity Benefit
                                    Payment Change Frequency.  This is the
                                    frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual Annuity Benefit
                                    Payment Change Frequency is chosen,
                                    the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change.

Assumed Investment                  In the case of a variable annuity option,
Return                              the Owner must select an Assumed Investment
                                    Return ("AIR").  This rate is used to
                                    determine the initial variable annuity
                                    benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts.
                                    If the actual performance of any selected
                                    Sub-Account (as measured by the Net
                                    Investment Factor) is equal to the AIR,
                                    the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase.
                                    If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Reversal of Decision                The Owner may reverse the decision to
To Annuitize                        annuitize by a Request in writing within
                                    90 days after the Annuity Date. Upon
                                    receipt of such notice, the Company will place the certificate back to the Accumulation Phase subject to the following:

Form A3030-99GRC                      14

                                    (a)     The funds applied under a variable
                                            annuity option during this period
                                            will be treated as if they had been
                                            invested in the Accumulation Phase
                                            of the certificate, with the same
                                            allocations that were in effect
                                            since the Annuity Date.
                                    (b)     The funds applied under a fixed
                                            annuity option during this period
                                            will be treated as if they had been
                                            invested in the Accumulation Phase
                                            of the certificate in the Fixed
                                            Account, since the Annuity Date.
                                    (c)     Any annuity benefit payment paid or
                                            withdrawal taken during this period
                                            will treated as a withdrawal of the
                                            Surrender Value as of the date of
                                            the payment or withdrawal. Fixed
                                            annuity benefit payments will be
                                            treated as withdrawals from the
                                            Fixed Account. Variable annuity
                                            benefit payments will be treated as
                                            withdrawals from the variable
                                            Sub-Accounts.
                                    (d)     If the Company learns of the Owner's
                                            decision to reverse after the
                                            Maximum Alternate Annuity Date (see
                                            Specifications page) the Owner must
                                            immediately select another Annuity
                                            Benefit Payment Option.

Annuity Value                       The Annuity Value will be the Accumulated
                                    Value, after application of any applicable
                                    Market Value Adjustment less any applicable premium tax. For a Death Benefit annuity, the Annuity Value will be the amount of the Death Benefit, less any applicable premium tax. The Annuity Value applied under a variable Annuity Option is based on the Accumulation Unit Value on a Valuation Date not more than four weeks, uniformly applied, before the Annuity Date.

                                    The amount of the first annuity benefit
                                    payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

Annuity Unit Values                 A Sub-Account Annuity Unit Value
                                    on any Valuation Date is equal to its value on the preceding Valuation Date multiplied by the product of:

                                      (a)      a discount factor equivalent to
                                               the Assumed Investment Return
                                               calculated on a daily basis; and
                                      (b)      the Net Investment Factor of the
                                               Sub-Account funding the annuity
                                               benefit payments for the
                                               applicable Valuation Period.

                                    The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                                    Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

Form A3030-99GRC                      15

                                    Variable annuity benefit payments will
                                    increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units             For each Sub-Account the number of Annuity
                                    Units determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity                  Annuity Benefit Payments are paid to the
Benefit Payments                    Owner. By Request in writing, the Owner may
                                    direct that payments are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:

                                    (a)     If the deceased Owner was the sole
                                            Owner, then the remaining annuity
                                            benefit payments will be payable to
                                            the Beneficiary in accordance with
                                            the terms of the Annuity Option
                                            selected. Upon the death of a sole
                                            Owner, the Beneficiary becomes the
                                            Owner of the certificate.

                                    (b)     If the certificate has joint Owners,
                                            then the remaining annuity benefit
                                            payments will be payable to the
                                            surviving joint Owner in accordance
                                            with the terms of the Annuity Option
                                            selected. Upon the death of the
                                            surviving joint Owner, the
                                            Beneficiary becomes the Owner of the
                                            certificate.

                                    TRANSFER

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may
                                    transfer among Sub-accounts by Request to the Principal Office.

                                    Transfers may increase or decrease the
                                    number of Annuity Units in each subsequent payment.

                                    There is no charge for the first twelve
                                    transfers per certificate year. A transfer charge of up to $25 may be imposed on each additional transfer.

                                    The Company reserves the right to establish and impose reasonable rules restricting transfers. All transfers are subject to the Company's consent.

                                    By Request, the Owner may elect automatic rebalancing of Sub-Account allocations (automatic Account, Rebalancing) to be made at least as frequently as monthly, bi-monthly, quarterly, semi-annually, or annually. The Owner will designate the percentage allocation or amounts invested in each of the Sub-Accounts chosen. On periodic transfer dates specified by the Owner, the Company will review the percentage allocation in the various Sub-Accounts and, as necessary, reestablish the original designated percentage allocation mix. If the amount necessary to reestablish the designated mix on any transfer date is less than $100, no transfer will be made. The first rebalancing transfer will count as one transfer for purposes of the transfer provision regardless of how many Sub-Accounts are involved. The arrangement will terminate when the Owner's Request us received at the Principal Office, (The Company reserves the right to limit the number of Sub-Accounts that may be utilized for automatic rebalancing and to discontinue the arrangement upon Request to the Owner.)

                                    WITHDRAWAL

                                    After the Annuity Date and prior to the
                                    death of the Annuitant, the Owner may have the right, based on the Annuity Option selected, to make withdrawals. If the Death Benefit is applied under an Annuity Option the Beneficiary may also make withdrawals in accordance with this provision.

Form A3030-99GRC                      16

                                    Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to delay payments subject to applicable laws, rules and regulations governing variable annuities.

                                    Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 30 days or more, the amount payable will be credited interest at a rate of at least 3% or the appropriate rate mandated by the State.

                                    Only one Request for withdrawal under each provision may be made each calendar year.

Payment Withdrawal                  Each calendar year, the Owner can request
Amount Option                       up to an amount equal to the Payment
                                    Withdrawal Amount (see Specifications page) multiplied by the previous annuity benefit payment.

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                       Amount of the withdrawal
                                       ------------------------
                                Present Value of all remaining fixed annuity
                             benefit payments immediately prior the withdrawal.

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces the
                                    number of Annuity Units in each future
                                    annuity benefit payment. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                       Amount of the withdrawal
                                       ------------------------
                                Present Value of all remaining fixed annuity
                             benefit payments immediately prior the withdrawal.


Present Value                       Over the life of the certificate, for
Withdrawal Option                   period certain, life with period certain
                                    and cash back Annuity Options when there are remaining guaranteed payments, the Owner may request withdrawals which represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the certificate cannot exceed the Present Value
                                    Withdrawal Amount (see Specifications page).

Form A3030-99GRC                      17

                                    For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future annuity benefit payment. The proportionate reduction is calculated by multiplying the dollar amount of each future annuity benefit payment by the following:

                                      Amount of the withdrawal
                                      ------------------------
                 Present Value of all remaining fixed guaranteed annuity benefit payments immediately prior to the withdrawal

                                    For variable Annuity Options, each
                                    withdrawal proportionately reduces any
                                    remaining guaranteed payments. The
                                    proportionate reduction is calculated by multiplying the number of Annuity Units in each future annuity benefit payment by the following:

                                  Amount of the withdrawal
                                  ------------------------
             Present Value of all remaining variable guaranteed annuity benefit payments immediately prior to the withdrawal

                                    If an Annuitant is still living after there are no remaining guaranteed payments under a life with period certain or life with cash back payout:

                                    (a)     for variable Annuity Options, the
                                            number of Annuity Units will
                                            increase to the number of Annuity
                                            Units payable prior to any
                                            withdrawals, adjusted for transfers.
                                    (b)     for fixed Annuity Options, the
                                            dollar amount of the annuity benefit
                                            payments will increase to the amount
                                            payable prior to any withdrawals,
                                            adjusted for transfers.

                                    PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                                    For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male, female or unisex rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments.

                                    DEATH OF THE ANNUITANT

                                    Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.

Form A3030-99GRC                      18

                                    ANNUITY BENEFIT PAYMENT OPTIONS

                                    PERIOD CERTAIN ANNUITY:

                                    Periodic annuity benefit payments for a
                                    chosen number of years. The number of years selected may be from 5 to 30.

                                    LIFE ANNUITY:

                                    (a)     Single Life - Periodic annuity
                                            benefit payments during the
                                            Annuitant's life. The annuity
                                            benefit payments do not continue
                                            after the death of the Annuitant.

                                    (b)     Joint and Survivor - Periodic
                                            annuity benefit payments during
                                            the joint lifetime of the joint
                                            Annuitants.  For variable options,
                                            after the first death, the number
                                            of units in each payment during the
                                            lifetime of the survivor is equal
                                            to the total number of units
                                            multiplied by the Survivor Annuity
                                            Benefit Percentage.  For fixed
                                            options, after the first death, the
                                            dollar amount of each payment
                                            during the lifetime of the survivor
                                            is equal to the dollar value of each
                                            payment paid prior to such death
                                            multiplied by the Survivor Annuity
                                            Benefit Percentage.

                                    ANNUITY BENEFIT PAYMENT GUARANTEE OPTIONS

                                    If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                                    PERIOD CERTAIN

                                    Periodic guaranteed payments for a period of ten years, or any other period currently made available by the Company.

                                    CASH BACK:

                                    Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                                    ANNUITY OPTION RATES

                                    The first variable annuity benefit payment will be based on the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of certificates. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.

Form A3030-99GRC                      19

                                               ANNUITY OPTION TABLES

                                       FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                                     FOR EACH $1,000 OF ANNUITY VALUE APPLIES

 Age Nearest              Life Annuity with                             Life                               Life Annuity
   Payment               Payments Guaranteed                          Annuity                              with Cashback
                            for 10 Years
                   Male        Female       Unisex        Male         Female       Unisex        Male        Female       Unisex


      50           4.05         3.81         3.91         4.08          3.83         3.93         3.90         3.72         3.79

      51           4.11         3.87         3.97         4.15          3.89         3.99         3.96         3.77         3.85
      52           4.18         3.93         4.03         4.22          3.95         4.06         4.01         3.82         3.90
      53           4.25         3.99         4.10         4.30          4.01         4.13         4.07         3.88         3.96
      54           4.33         4.06         4.17         4.38          4.08         4.20         4.14         3.94         4.02
      55           4.41         4.13         4.24         4.46          4.15         4.28         4.20         3.99         4.07

      56           4.49         4.20         4.32         4.55          4.23         4.36         4.27         4.06         4.14
      57           4.58         4.28         4.40         4.65          4.31         4.45         4.34         4.12         4.21
      58           4.68         4.36         4.49         4.75          4.40         4.54         4.42         4.19         4.28
      59           4.78         4.45         4.58         4.86          4.49         4.64         4.50         4.26         4.36
      60           4.88         4.54         4.67         4.98          4.59         4.74         4.58         4.34         4.44

      61           4.99         4.63         4.77         5.10          4.69         4.85         4.67         4.42         4.52
      62           5.10         4.73         4.88         5.23          4.80         4.97         4.76         4.50         4.60
      63           5.23         4.84         4.99         5.37          4.92         5.10         4.85         4.59         4.69
      64           5.35         4.95         5.11         5.52          5.04         5.24         4.95         4.68         4.79
      65           5.48         5.07         5.24         5.69          5.18         5.38         5.06         4.78         4.89

      66           5.62         5.20         5.37         5.86          5.32         5.54         5.17         4.89         5.00
      67           5.77         5.33         5.51         6.04          5.47         5.70         5.28         4.99         5.11
      68           5.92         5.47         5.65         6.24          5.64         5.88         5.40         5.11         5.23
      69           6.07         5.62         5.80         6.45          5.82         6.07         5.52         5.23         5.35
      70           6.23         5.78         5.96         6.67          6.01         6.27         5.66         5.36         5.48

      71           6.39         5.94         6.12         6.90          6.21         6.49         5.79         5.49         5.61
      72           6.56         6.11         6.29         7.16          6.44         6.72         5.94         5.63         5.75
      73           6.73         6.29         6.47         7.43          6.68         6.98         6.09         5.78         5.90
      74           6.90         6.48         6.65         7.71          6.94         7.25         6.24         5.94         6.06
      75           7.08         6.67         6.83         8.02          7.22         7.54         6.41         6.11         6.23


             These tables are based on an annual interest rate of 3%
                     and the Annuity 2000 Mortality Tables.


Form A3030-99GRC                      20

                                       First Monthly Annuity Benefit Payment
                                     for Each $1,000 of Annuity Value Applied

                                    Joint and Survivor Life Annuity
                                                     Older Age

                                    50      55       60       65       70       75      80
Y            50                     3.53    3.61     3.68     3.73     3.76     3.79    3.80
O            55                             3.77     3.88     3.97     4.04     4.08    4.11
U            60                                      4.10     4.25     4.36     4.45    4.50
N            65                                               4.55     4.74     4.90    5.01
G            70                                                        5.16     5.43    5.64
E            75                                                                 6.02    6.41
R            80                                                                         7.25

A
G
E

                                    Joint and Two-Thirds Survivor Life Annuity
                                                      Older Age

                                    50      55       60       65       70       75      80

Y            50                     3.80    3.93     4.09     4.25     4.43     4.61    4.80
O            55                             4.11     4.29     4.49     4.70     4.91    5.13
U            60                                      4.53     4.77     5.02     5.29    5.55
N            65                                               5.09     5.42     5.75    6.07
G            70                                                        5.88     6.31    6.75
E            75                                                                 6.99    7.59
R            80                                                                         8.58

A
G
E

               These tables are based on an annual interest rate of 3%
                        and the Annuity 2000 Mortality Table

Form A3030-99GRC                      21

                                       First Monthly Annuity Benefit Payment
                                     for Each $1,000 of Annuity Value Applied

                  Number of Years                             Variable or Certain Annuity
                                                              for a Certain Period
                  5                                           17.91

                  10                                          9.61

                  15                                          6.87

                  20                                          5.51

                  25                                          4.71

                  30                                          4.18




        These tables are based on an annual interest rate of 3% and the Annuity 2000 Mortality Tables.

Form A3030-99GRC                      22

                             GENERAL PROVISIONS


Entire Certificate                  The entire certificate consists of this
                                    certificate, any application attached
                                    at issue, riders, Specifications pages
                                    and endorsements.  All statements made
                                    by the Participant-Owner shall be deemed representations and not warranties and no such statement shall be used in any contest unless it is contained in a written signed application, nor, if such statement was made by a Participant-Owner, unless a copy of the application containing such statement is, or has been, furnished to such Participant-Owner or to his or her Beneficiary. This Certificate is delivered in and governed by the laws of New York. At issue, this Certificate is incorporated into and becomes a part of the Company's Group Variable Annuity
                                    Contract No. A3030-99GRP.

Misstatement of Age                 If the age or sex of an individual is
or Sex                              misstated, the Company will adjust all
                                    benefits payable to that which would be
                                    available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefits payments.

Failure to Notify Company           After the Annuity Date and once notified of
of Annuitant Death                  the Annuitant's death, the Company reserves
                                    the right to recover any overpaid annuity benefit payments.

Modifications                       Only the President or Vice President of the
                                    Company may modify or waive any provisions of this certificate. Agents or Brokers are not authorized to do so.

Incontestability                    The Company cannot challenge the validity of
                                    this certificate after it has been in force for more than two years from the date of issue.

Change of Annuity Date              The Owner may change the Annuity Date by
                                    Request at any time after the issue date.
                                    The request must be received at the
                                    Principal Office at least one month
                                    before the new Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity Date shown on the Specifications page.

Minimums All values and benefits available under this certificate equal or exceed those required by the State in which the certificate is delivered.

Annual Report                       The Company will furnish an annual
                                    report to the Owner containing a statement of the number and value of Accumulation
                                    Units credited to the Sub-Accounts, the
                                    value of the Fixed Account and the Guarantee
                                    Period Accounts and any other information required by applicable law, rules and regulations.

Addition, Deletion, or              The Company reserves the right, subject to
Substitution of Investments         compliance with applicable law, to add to,
                                    delete from, or substitute for the
                                    shares of a Fund that are held by the
                                    Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.


Form A3030-99GRC                      23

                                    The Company will not substitute shares
                                    attributable to any interest in a
                                    Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of certificates, or from permitting a conversion between series or classes of certificates on the basis of requests made by Owners.

                                    The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of certificates as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other certificates as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the Owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company.

                                    No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the state of New York.

Changes in Law                      The Company reserves the right to
                                    make any changes to provisions of the
                                    certificate to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name                      Subject to compliance with
                                    applicable law, the Company reserves the right to change the names of the Variable
                                    Account or the Sub-Accounts.

Federal Tax                         The Variable Account is not currently
Considerations                      subject to tax, but the Company  reserves
                                    the right to assess a charge for taxes if the Variable Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.

Splitting of Units                  The Company reserves the right to
                                    split the value of a unit, either to
                                    increase or decrease the number of units.
                                    Any splitting of units will have no material effect on the benefits, provisions or investment return of this certificate or upon the Owner, the Annuitant, any Beneficiary, or the Company.

Insulation of Separate              The investment performance of Separate
Account                             Account assets is determined separately from
                                    the other assets of the Company. The assets of a Separate Account equal to the reserves and liabilities of the certificates supported by the account will not be charged with liabilities from any other business that the Company may conduct.


Form A3030-99GRC                      24

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              Flexible Payment Deferred Variable and Fixed Annuity
              Annuity Benefit Payments Payable on the Annuity Date
   Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating

Form A3030-99GRC                      25